UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2017

NiSource Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 24, 2017, the Corporation announced that Mr. Jim Stanley, the Corporation’s Executive Vice President and Chief Operating Officer, will retire from the Corporation effective June 1, 2017.
The Corporation and Mr. Jim Stanley have entered into a letter agreement dated March 20, 2017 (the “Letter Agreement”). Pursuant to, and subject to the terms and conditions of, the Letter Agreement, in connection with Mr. Jim Stanley’s retirement, he will receive the payments and benefits set forth therein, including (i) a lump sum payment in the amount of $550,000, (ii) payout under the Corporation’s Short-Term Incentive Plan, to the extent the applicable 2017 performance goals are achieved, and (iii) a payment equivalent to 130% of twelve months of COBRA premiums. The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.
A copy of the Corporation’s press release announcing the retirement of Mr. Jim Stanley is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits

Exhibit Number	Description
10.1	Letter Agreement, dated March 20, 2017, by and between NiSource Corporate Services Company and Jim Stanley
99.1	Press Release issued by the Corporation on March 24, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NiSource Inc.
(Registrant)

Date: March 24, 2017	By:	/s/Carrie J. Hightman
Carrie J. Hightman
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Letter Agreement and General Release, dated March 20, 2017, by and between NiSource Corporate Services Company and Jim Stanley
99.1	Press Release issued by the Corporation on March 24, 2017

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